Exhibit 99.1

HOSPIRA REPORTS FIRST-QUARTER 2008 RESULTS

— Reaffirms 2008 adjusted* earnings projection —

LAKE FOREST, Ill., May 7, 2008 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the first quarter ended March 31, 2008.

•                  Net sales increased 13.5 percent to $888.7 million in the first quarter of 2008, compared to $782.8 million in the first quarter of 2007.

•                  Adjusted* first-quarter diluted earnings per share were $0.55 versus $0.59 in the first quarter last year. GAAP first-quarter 2008 diluted earnings per share were $0.41 versus a loss of $0.19 for the same period last year.

“By focusing on our business strategy, Hospira continues to gain momentum,” said Christopher B. Begley, chairman and chief executive officer. “The first quarter was a good start to 2008, with particular strength in our specialty injectables business. Companywide, we are delivering the right products to our customers that help reduce their costs and improve patient safety. Our focus will translate into another year of solid growth for Hospira.”

Hospira, Inc. 275 North Field Drive Lake Forest, IL 60045 www.hospira.com	-MORE-

First-quarter Financial Highlights

To better reflect how Hospira currently manages its business, as well as its strategic focus on certain product lines, beginning in the first quarter of 2008 the company is re-aligning its segment and product-line reporting presentation. Hospira is now reporting its results in three new segments: the Americas; Europe, Middle East and Africa (EMEA); and Asia Pacific (APAC). Within each segment, net sales for the following four product lines will be reported: Specialty Injectable Pharmaceuticals, Other Pharmaceuticals, Medication Management Systems and Other Devices. More information on the new reporting format is available on the company’s Web site at www.hospirainvestor.com.

Net sales for the quarter increased 13.5 percent, or 9.5 percent excluding the impact of foreign exchange. Driving the increase on a constant-currency basis were strong sales in the company’s global specialty injectables business. Net sales in the first quarter of 2008 included three months of Mayne Pharma sales compared to two months in the first quarter of 2007. Hospira acquired Mayne Pharma in February 2007.

The Americas segment grew net sales 8.0 percent to $674.2 million in the first quarter, with strong specialty injectables growth the primary contributor. Net sales in EMEA totaled $152.8 million, an increase of 31.7 percent, driven by both specialty injectables and medication management systems. APAC net sales were $61.7 million, 45.9 percent higher than in the prior-year period, on strength in specialty injectables, medication management systems and other pharmaceuticals. A schedule detailing net sales by all segments and product lines for the three-month periods ended March 31, 2008 and 2007 is attached to this press release.

The following table summarizes selected additional financial results for the quarters ended March 31:

	GAAP Three Months Ended March 31,		%	Adjusted* Three Months Ended March 31,		%
In $ millions	2008	2007	Change	2008	2007	Change
Net Sales	$888.7	$782.8	13.5%	n/a	n/a	n/a
Gross Profit	$314.0	$274.6	14.3%	$337.5	$316.7	6.6%
R&D	$49.9	$43.5	14.7%	$49.1	$43.3	13.4%
Acquired In-process R&D	—	$84.8	(100.0)%	—	—	nm
S,G&A	$152.4	$131.9	15.5%	$143.2	$122.9	16.5%
Income from Operations	$111.7	$14.4	675.7%	$145.2	$150.5	(3.5)%

Statistics (as a % of Net Sales)
Gross Profit	35.3%	35.1%		38.0%	40.5%
R&D	5.6%	5.6%		5.5%	5.5%
S,G&A	17.1%	16.8%		16.1%	15.7%
Income from Operations	12.6%	1.8%		16.3%	19.2%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this release.

Adjusted* income from operations declined in part due to higher expense associated with the timing of stock-based compensation grants; higher adjusted* selling, general and administrative (S,G&A) expense; and an increase in adjusted* research and development (R&D) expense; all of which more than offset the increase in gross profit. In addition to the higher stock-based compensation, adjusted* S,G&A expense increased in part due to the additional month of Mayne Pharma operations in 2008. The higher adjusted* R&D expense was driven by increased product development spending in both pharmaceuticals and devices.

Cash Flow

Cash flow from operations for the first quarter of 2008 was $73.5 million, up from $49.8 million for the same period in 2007. The increase was primarily due to higher net income and lower payments associated with the acquisition of Mayne Pharma, including integration expenses and other acquisition-related items, compared to last year’s first quarter.

Capital expenditures were $42.9 million for the first quarter of 2008, compared with $51.9 million for the same period in 2007. Lower spending in 2008 associated with the company’s facilities optimization initiatives accounted for the majority of the decline.

2008 Projections

Hospira continues to project that net sales growth for 2008 will be in the 6 to 8 percent range on a constant-currency basis.

The company also continues to project that adjusted* diluted earnings per share for 2008 will be in the range of $2.45 to $2.55. The reconciliation between the projected adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.45 - $2.55

Estimated charges related to planned facilities optimization initiatives (mid-point of an estimated range of $0.09 to $0.11 per diluted share for 2008)	$(0.10)

Estimated integration and other acquisition-related expenses (mid-point of an estimated range of $0.10 to $0.12 per diluted share for 2008)	$(0.11)

Estimated $59 million for the amortization of intangibles related to the Mayne Pharma acquisition	$(0.24)

Diluted earnings per share — GAAP	$2.00 - $2.10

The company continues to project that cash flow from operations in 2008 will be in the $575 million to $625 million range. Depreciation and amortization, excluding amortization of intangibles related to the Mayne Pharma acquisition, also remain unchanged and are expected to be between $185 million and $195 million. Capital expenditures are estimated to be between $190 million and $210 million for 2008.

*Use of Non-GAAP Financial Measures

Non-GAAP financial measures used in this press release are referred to as “adjusted” and are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast

A conference call for investors and media will be held at 8 a.m. Central time on Wednesday, May 7, 2008. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has more than 14,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 –
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, statements regarding the financial impact of the acquisition of Mayne Pharma, and other statements regarding Hospira’s goals, strategy, expectations and commitments. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which is incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Lynn McHugh
(224) 212-2276	(224) 212-2363

Tareta Adams
(224) 212-2535

###

Hospira, Inc.

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended March 31,
	2008	2007	% Change
Net sales	$888.7	$782.8	13.5%
Cost of products sold	574.7	508.2	13.1%
Gross Profit	314.0	274.6	14.3%

Research and development	49.9	43.5	14.7%
Acquired in-process research and development	—	84.8	(100.0)%
Selling, general and administrative	152.4	131.9	15.5%
Income From Operations	111.7	14.4	675.7%

Interest expense	31.4	30.5	3.0%
Other income, net	(4.1)	(0.6)	583.3%
Income (Loss) Before Income Taxes	84.4	(15.5)	644.5%

Income tax expense	19.0	13.9	36.7%
Net Income (Loss)	$65.4	$(29.4)	322.4%

Earnings (Loss) Per Common Share:
Basic	$0.41	$(0.19)	315.8%
Diluted	$0.41	$(0.19)	315.8%

Weighted Average Common Shares Outstanding:
Basic	158.7	156.1	1.7%
Diluted	161.0	158.4	1.6%

Hospira, Inc.

Reconciliation of Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(dollars and shares in millions, except per share amounts)

	Three Months Ended March 31,
	2008				2007				% Change vs. Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted

Net sales	$888.7	$—		$888.7	$782.8	$—		$782.8	13.5%	13.5%
Cost of products sold	574.7	(23.5	)(A)	551.2	508.2	(42.1	)(E)	466.1	13.1%	18.3%
Gross Profit	314.0	23.5		337.5	274.6	42.1		316.7	14.3%	6.6%

Research and development	49.9	(0.8	)(B)	49.1	43.5	(0.2	)(C)	43.3	14.7%	13.4%
Acquired in-process research and development	—	—		—	84.8	(84.8	)(F)	—	(100.0)%	nm
Selling, general and administrative	152.4	(9.2	)(C)	143.2	131.9	(9.0	)(C)	122.9	15.5%	16.5%
Income From Operations	111.7	33.5		145.2	14.4	136.1		150.5	675.7%	(3.5)%

Interest expense	31.4	—		31.4	30.5	(2.3	)(G)	28.2	3.0%	11.3%
Other income, net	(4.1)	—		(4.1)	(0.6)	(5.7	)(H)	(6.3)	583.3%	(34.9)%
Income (Loss) Before Income Taxes	84.4	33.5		117.9	(15.5)	144.1		128.6	644.5%	(8.3)%

Income tax expense	19.0	11.0	(D)	30.0	13.9	20.8	(D)	34.7	36.7%	(13.6)%
Net Income (Loss)	$65.4	$22.5		$87.9	$(29.4)	$123.3		$93.9	322.4%	(6.4)%

Earnings (Loss) Per Common Share:
Basic	$0.41	$0.14		$0.55	$(0.19)	$0.79		$0.60	315.8%	(8.3)%
Diluted	$0.41	$0.14		$0.55	$(0.19)	$0.78		$0.59	315.8%	(6.8)%

Weighted Average Common Shares Outstanding:
Basic	158.7	158.7		158.7	156.1	156.1		156.1	1.7%	1.7%
Diluted	161.0	161.0		161.0	158.4	158.4		158.4	1.6%	1.6%

Statistics (as a % of Net Sales, except for income tax rate)

Gross Profit	35.3%			38.0%	35.1%			40.5%

R&D	5.6%			5.5%	5.6%			5.5%

S,G&A	17.1%			16.1%	16.8%			15.7%

Income From Operations	12.6%			16.3%	1.8%			19.2%

Income (Loss) Before Income Taxes	9.5%			13.3%	(2.0)%			16.4%

Net Income (Loss)	7.4%			9.9%	(3.8)%			12.0%

Income Tax Rate	22.5%			25.5%	(90.1)%			27.0%

(A)

— Includes intangible assets amortization of $15.7 related to the Mayne Pharma acquisition; charges of $7.4 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as well as charges to limit, and transfer, R&D facility operations related to brain-function monitoring devices as part of Hospira’s facilities optimization initiatives; and Mayne Pharma integration charges of $0.4.

(B)	— Includes acquisition integration charges of $0.4 and facilities optimization initiatives of $0.4.
(C)	— Acquisition integration charges.
(D)	— Reflects the tax effect of the above adjustments.
(E)

— Includes inventory step-up charge of $21.4 and intangible assets amortization of $8.4 related to the Mayne Pharma acquisition; charges of $10.8 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s facilities optimization initiatives; and Mayne Pharma integration charges of $1.5.

(F)	— Acquired in-process research and development related to the acquisition of Mayne Pharma.
(G)	— Other acquisition-related cost: bridge loan fees incurred as a result of the Mayne Pharma acquisition expensed upon refinancing of loan during the first quarter of 2007.
(H)	— Other acquisition-related cost: foreign exchange losses related to the Mayne Pharma acquisition.

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Diluted Earnings (Loss) Per Share

(Unaudited)

	Three Months Ended March 31,
	2008	2007

Diluted Earnings (Loss) Per Share - GAAP	$0.41	$(0.19)

Adjustments:

Mayne Pharma acquisition related:

Acquired in-process research and development	—	0.54

Inventory step-up charge	—	0.09

Integration and other acquisition-related charges	0.04	0.07

Intangible assets amortization	0.07	0.04

Charges related to facilities optimization initiatives	0.03	0.04

Subtotal of Adjustments	0.14	0.78

Diluted Earnings per Share - Adjusted	$0.55	$0.59

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	March 31,	December 31,
	2008	2007
Assets
Current Assets:
Cash and cash equivalents	$232.1	$241.1
Net trade receivables	588.1	559.0
Inventories	806.5	766.6
Prepaid expenses, deferred income taxes and other receivables	238.0	274.3
Total Current Assets	1,864.7	1,841.0

Net property and equipment	1,279.0	1,276.9
Net intangible assets	551.2	554.0
Goodwill	1,259.5	1,240.9
Deferred income taxes, investments and other assets	190.8	171.9
Total Assets	$5,145.2	$5,084.7

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$57.9	$58.5
Trade accounts payable	196.3	190.3
Salaries, wages and commissions	112.3	143.6
Other accrued liabilities and deferred income taxes	360.2	401.9
Total Current Liabilities	726.7	794.3
Long-term debt	2,170.6	2,184.4
Post-retirement obligations, deferred income taxes and other long-term liabilities	348.0	360.8
Commitments and Contingencies
Shareholders’ Equity	1,899.9	1,745.2
Total Liabilities and Shareholders’ Equity	$5,145.2	$5,084.7

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Three Months Ended March 31,
	2008	2007

Cash Flow From Operating Activities:

Net income (loss)	$65.4	$(29.4)
Adjustments to reconcile net income (loss) to net cash from operating activities—
Depreciation	47.1	41.2
Amortization of intangibles	16.9	9.2
Write-off of acquired in-process research and development	—	84.8
Step-up value of acquired inventories sold	—	21.4
Stock-based compensation expense	14.4	7.2
Changes in assets and liabilities—
Trade receivables	(13.6)	(18.6)
Inventories	(24.8)	(8.5)
Prepaid expenses and other assets	11.4	(4.1)
Trade accounts payable	6.1	5.1
Other liabilities	(47.8)	(64.3)
Other, net	(1.6)	5.8
Net Cash Provided by Operating Activities	73.5	49.8

Cash Flow From Investing Activities:

Capital expenditures (including instruments placed with or leased to customers)	(42.9)	(51.9)
Acquisition of Mayne Pharma, net of cash acquired	—	(1,961.3)
Purchases of intangibles and other investments	(38.2)	—
Settlements of foreign currency contracts	—	(41.2)
Proceeds from dispositions of product rights	—	13.8
Net Cash Used in Investing Activities	(81.1)	(2,040.6)

Cash Flow From Financing Activities:

Issuance of long-term debt, net of fees paid	—	3,335.7
Repayment of long-term debt	(25.0)	(1,437.5)
Other borrowings, net	5.0	(0.4)
Excess tax benefit from stock-based compensation arrangements	0.8	0.3
Proceeds from stock options exercised	12.3	15.6
Net Cash (Used in) Provided by Financing Activities	(6.9)	1,913.7

Effect of exchange rate changes on cash and cash equivalents	5.5	5.3

Net change in cash and cash equivalents	(9.0)	(71.8)
Cash and cash equivalents at beginning of period	241.1	322.0
Cash and cash equivalents at end of period	$232.1	$250.2

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$38.7	$15.0
Income taxes, net	$6.7	$30.1

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended March 31,
	2008	2007	% Change
Americas—
Pharmaceuticals
Specialty Injectables	$340.7	$290.8	17.2%
Other Pharma	121.9	126.2	(3.4)%
	462.6	417.0	10.9%
Devices
Medication Management Systems	118.1	116.4	1.5%
Other Devices	93.5	91.1	2.6%
	211.6	207.5	2.0%

Total Americas	674.2	624.5	8.0%

Europe, Middle East & Africa—
Pharmaceuticals
Specialty Injectables	78.3	48.9	60.1%
Other Pharma	36.6	33.0	10.9%
	114.9	81.9	40.3%
Devices
Medication Management Systems	20.4	16.5	23.6%
Other Devices	17.5	17.6	(0.6)%
	37.9	34.1	11.1%

Total Europe, Middle East & Africa	152.8	116.0	31.7%

Asia Pacific—
Pharmaceuticals
Specialty Injectables	45.6	29.4	55.1%
Other Pharma	4.1	2.1	95.2%
	49.7	31.5	57.8%
Devices
Medication Management Systems	5.7	4.3	32.6%
Other Devices	6.3	6.5	(3.1)%
	12.0	10.8	11.1%

Total Asia Pacific	61.7	42.3	45.9%

Net Sales	$888.7	$782.8	13.5%

Notes:

Specialty Injectable Pharmaceuticals include generic injectables (including biogenerics) and proprietary specialty injectibles (such as Precedex®). Other Pharmaceuticals include large volume IV solutions, nutritionals and contract manufacturing services (including former “Sales to Abbott”). Medication Management Systems include infusion pumps, related software and services, and administration sets for infusion pumps. Other Devices include gravity administration sets, critical care products; and other miscellaneous device products.

2008 and 2007 net sales include three and two months, respectively, of Mayne Pharma net sales classified in the appropriate product lines.

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in millions)

	Three Months Ended March 31,
	Net Sales			Income from Operations
	2008	2007	% Change	2008		2007		% Change

Americas	$674.2	$624.5	8.0%	$138.0	(A)	$64.8	(A)	113.0%
Europe, Middle East & Africa	152.8	116.0	31.7%	8.1	(B)	(13.3)	(B)	160.9%
Asia Pacific	61.7	42.3	45.9%	(3.2	)(C)	(10.8	)(C)	70.4%
Total reportable segments	$888.7	$782.8	13.5%	142.9		40.7		251.1%

Corporate functions				(16.8	)(D)	(19.1	)(D)	(12.0)%
Stock-based compensation				(14.4)		(7.2)		100.0%
Income from operations				111.7		14.4		675.7%
Interest expense and other income, net				(27.3	)(E)	(29.9	)(E)	(8.7)%
Income (loss) before income taxes				$84.4		$(15.5)		644.5%

Included in the reported Income (loss) before income taxes above, are the following charges:

(A) — Americas
Mayne Pharma acquisition related:
Acquired in-process research and development	$—	$66.2
Inventories step-up charge	—	4.0
Integration and other acquisition-related charges	0.4	4.5
Intangible assets amortization	3.5	1.3
Charges related to facilities optimization initiatives	7.8	9.9
Total Americas	11.7	85.9

(B) — Europe, Middle East & Africa
Mayne Pharma acquisition related:
Acquired in-process research and development	—	18.6
Inventories step-up charge	—	7.0
Integration and other acquisition-related charges	5.4	0.2
Intangible assets amortization	2.2	1.3
Charges related to facilities optimization initiatives	—	0.9
Total Europe, Middle East & Africa	7.6	28.0

(C) — Asia Pacific
Mayne Pharma acquisition related:
Inventories step-up charge	—	10.4
Integration and other acquisition-related charges	1.4	0.2
Intangible assets amortization	10.0	5.8
Other acquisition-related charges	0.2	—
Total Asia Pacific	11.6	16.4

(D) — Corporate functions
Integration and other acquisition-related charges	2.6	5.9
Total Corporate functions	2.6	5.9

(E) — Interest expense and other income, net
Integration and other acquisition-related charges	—	7.9
Total Interest expense and other income, net	—	7.9

Total	$33.5	$144.1